Spire Global Announces Third Quarter 2025 Results

VIENNA, VA, December 17, 2025 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of satellite data, analytics and intelligence, announced results for its quarter ended September 30, 2025. The Company will hold a webcast at 8:30 a.m. ET today to discuss the results.

Third Quarter 2025 Highlights

Financial:

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Third quarter 2025 revenue was $12.7 million dollars, reflecting a year over year decrease primarily associated with selling the maritime business at the end of April 2025. Spire recognized approximately $43.5 million of revenue in 2024 for the maritime business, and year over year comparisons should be viewed with this context. Third quarter 2025 revenue was lower than expectations, primarily driven by revenue recognition timing and uncertainty regarding the renewal of an Earth observation data contract. The revenue impacted by recognition timing remains fully contracted and is expected to be recognized in 2026 as Spire executes and delivers against program milestones.
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Third quarter 2025 operating loss was $21.1 million and non-GAAP1 operating loss was $13.9 million. Third quarter 2025 net loss was $19.7 million and adjusted EBITDA1 was negative $11.8 million. Both metrics declined year over year, driven primarily by lower revenue, including revenue recognition timing which caused some revenue to move to 2026.
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Third quarter 2025 cash flow used in operations was $12.0 million. Cash, cash equivalents, and marketable securities for the quarter ended September 30, 2025 were $96.8 million. Cash usage in the quarter reflected revenue timing effects, working‑capital dynamics related to satellite manufacturing, and elevated legal and professional fees. Spire’s debt-free balance sheet remains strong going into 2026.
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Remaining performance obligations not yet recognized as revenue as of September 30, 2025 were more than $200 million. Of this balance, Spire expects approximately $70 million dollars to be recognized as revenue in 2026.

Business:

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Spire was awarded a $11.2 million contract from the National Oceanic and Atmospheric Administration (NOAA) to provide global navigation satellite system (GNSS) radio occultation (RO) data for a one-year period. The Company's near-real-time GNSS-RO data consists of vertical profiles of atmospheric measurements, including pressure, humidity, and temperature, that can reach all points of the globe. NOAA, together with NASA, the U.S. Air Force, and the U.S. Navy, will integrate Spire’s GNSS-RO data into their weather and space weather models.
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Spire was selected by Deloitte to build eight additional satellites and deliver advanced satellite capabilities, expanding their on-orbit cyber and data operations. This contract will support Deloitte’s on-orbit cyber payloads, as well as its space data capabilities for commercial and government clients. The mission will serve as a platform for advancing Deloitte’s Silent Shield mission to further innovate in satellite vehicle defense and resilience.
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Spire was awarded a $2.5 million contract by NOAA for satellite weather data. The contract is part of NOAA’s Commercial Weather Data Pilot (CWDP) Ocean Surface Winds Pilot Study to evaluate how commercial satellite observations can improve measurements of ocean surface winds — a critical factor in forecasting hurricanes, winter storms, and other severe weather.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

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Spire was awarded a €3 million contract renewal by EUMETSAT, Europe’s meteorological satellite agency, for a one-year period. Through the contract, the Company will continue to provide RO data. Spire will provide the data in near-real time, with EUMETSAT processing and disseminating it to national weather agencies across Europe and the broader World Meteorological Organization (WMO) community for integration into global forecast models.
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Spire continues to see a strong demand environment for space-based insights driven by increasing European and NATO budgets and accelerated procurement timelines, especially for firms that can meet capability needs today. With strategic investments in Europe and the U.S., along with expanding on-orbit data collection, Spire is positioned to meet this demand.

Financial Outlook

Spire is providing the following guidance for the fourth quarter 2025 and full year ending December 31, 2025, which takes into account delays from the U.S. government shutdown and revenue recognition timing for specific efforts that remain fully contracted and are expected to be recognized as revenue in 2026 as Spire executes and delivers against program milestones:

Given the revenue movement out of 2025, Spire now expects in excess of 30% revenue growth in 2026 for the business remaining after the maritime divestiture(1). The Company is in the process of completing its 2026 budget with the goal of becoming adjusted EBITDA and operating cash flow break even to positive by no later than Q4 2026. We are taking a comprehensive look at our cost base to align to our revenue expectations and the sale of the maritime business.

Non-GAAP operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the tables included in this press release for its third quarter 2024 and 2025, as well as its outlook for such measures for the fourth quarter and full year 2025.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP gross margins, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss/income, non-GAAP operating margin, EBITDA, Adjusted EBITDA, non-GAAP net loss/income, and non-GAAP net loss/income per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Gain on sale of a business. Spire excludes this as a material unusual item that does not reflect the ongoing operational results of its business.

Loss on extinguishment of debt. Spire excludes this as the fees associated with this line are not typical of the ongoing servicing of its debt and do not reflect the operational results of its business.

Change in fair value of contingent earnout liabilities and warrant liabilities. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Issuance of stock warrants. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Foreign exchange gain/loss. Spire is exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As Spire does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, Spire believes that exclusion of such realized and unrealized gains and losses is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other expense, net. Spire excludes other expense, net because it includes items that do not reflect the underlying cash flows or operational results of its business. Examples of such expenses include equity investment loss and disposal of assets.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business results of operations and those of other companies.

Loss on decommissioned satellites. Spire excludes loss on decommissioned satellites because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been

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incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire's management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this amortization expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired businesses is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Other unusual and infrequent costs. Spire excludes these items because they are not reflective of its ongoing operating results. Examples include accounting, legal and other professional fees associated with the financial restatement, fees related to the Securities and Exchange Commission (the “SEC”) subpoena received in July 2025, as well as liquidated damages paid to investors in the 2025 Private Placement.

Other acquisition accounting amortization. Spire amortizes prepaid expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. The prepaid amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Spire excludes this amortized prepaid expense for its internal management reporting processes because it has already been incurred and is a non-cash expense. Spire's management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired companies is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash provided by/used in operating activities less purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for any gain on sale of division, loss on extinguishment of debt, change in fair value of contingent earnout liability, change in fair value of warrant liabilities, issuance of stock warrants, foreign exchange (gain) loss, other expense, net, stock-based compensation, loss on decommissioned satellites, other unusual and infrequent costs, and other acquisition accounting amortization. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying results of operations and trends, an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income (loss) as it does not take into account certain requirements, such as capital expenditures and related depreciation, interest payments, tax benefits, stock-based compensation, other unusual and infrequent costs, and other acquisition accounting amortization. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Additional non-GAAP measures utilized by Spire incorporate the adjustments described in the reconciliation tables below.

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Conference Call

Spire will webcast a conference call to discuss the results at 8:30 a.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at ir.spire.com. A replay of the call will be available on the site for six months.

Safe Harbor Statement

This press release contains forward-looking statements, including information about management's view of Spire’s future financial results and guidance, expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the SEC, including but not limited to, Spire’s Annual Report on Form 10-K/A for the year ended December 31, 2024, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this presentation are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of satellite data, analytics and intelligence, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has offices across the U.S., Canada, UK, Luxembourg and Germany. To learn more, visit spire.com.

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CONSOLIDATED STATEMENTS OF OPERATIONS

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CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

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CONSOLIDATED BALANCE SHEETS

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CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Nine Months Ended September 30, 2025 (Unaudited)	Nine Months Ended September 30, 2024 (Unaudited)
Cash flows from operating activities		
Net income (loss)	$ 76,399	$ (54,576)
Adjustments to reconcile net income (loss) to net cash used in operating activities:		
Depreciation and amortization	9,494	16,351
Stock-based compensation	14,957	13,382
Amortization of operating lease right-of-use assets	2,307	4,104
Change in fair value of warrant liabilities	(3,098)	1,109
Change in fair value of contingent earnout liability	(1,428)	717
Issuance of stock warrants	—	2,399
Loss on decommissioned satellites and disposal of assets	6,270	1,474
Loss on extinguishment of debt	12,008	—
Gain on sale of a business	(154,305)	—
Transaction costs on sale of a business	(23,744)	—
Other, net	1,817	2,669
Changes in operating assets and liabilities:		
Accounts receivable, net	7,315	741
Contract assets	(2,975)	812
Other current assets	(3,431)	8,660
Other long-term assets	1,250	1,544
Accounts payable	(3,076)	1,478
Accrued wages and benefits	2,504	675
Contract liabilities	3,231	452
Other accrued expenses	827	2,892
Operating lease liabilities	(1,866)	(4,134)
Other long-term liabilities	(8)	—
Net cash used in operating activities	(55,552)	749
Cash flows from investing activities		
Purchases of short-term investments	(97,730)	(30,147)
Maturities of short-term investments	22,600	34,897
Purchase of property and equipment	(20,895)	(21,491)
Proceeds from sale of a business, net of cash	238,948	—
Net cash provided by (used in) investing activities	142,923	(16,741)
Cash flows from financing activities		
Proceeds from Securities Purchase Agreements, net	37,297	37,881
Payments on long-term debt	(105,742)	(20,113)
Payments on long-term debt closing fees	(9,091)	—
Proceeds from exercise of stock options	1,824	269
Proceeds from employee stock purchase plan	443	370
Net cash (used in) provided by financing activities	(75,269)	18,407
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(10,896)	(2,486)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,206	(71)
Cash, cash equivalents and restricted cash		
Beginning balance	19,684	29,641
Ending balance	$ 20,890	$ 29,570

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GAAP to Non-GAAP Reconciliations

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(In thousands, except for share and per share amounts)	Three Months Ended September 30, 2025 (Unaudited)	Three Months Ended September 30, 2024 (Unaudited)	Nine Months Ended September 30, 2025 (Unaudited)	Nine Months Ended September 30, 2024 (Unaudited)
Gross Margin (GAAP)	37%	45%	41%	37%
Adjustments:				
Exclude stock-based compensation, merger and acquisition related expenses and other unusual and infrequent costs	1%	0%	1%	0%
Exclude amortization of purchased intangibles	3%	2%	2%	3%
Exclude other acquisition accounting amortization	0%	1%	0%	1%
Gross Margin (Non-GAAP)	41%	48%	44%	41%
Operating Margin (GAAP)	(166)%	(48)%	(131)%	(43)%
Adjustments:				
Exclude stock-based compensation	30%	17%	27%	14%
Exclude other unusual and infrequent costs	23%	5%	22%	2%
Exclude amortization of purchased intangibles	3%	3%	2%	3%
Exclude other acquisition accounting amortization	0%	1%	0%	1%
Exclude loss on decommissioned satellites	0%	1%	11%	1%
Operating Margin (Non-GAAP)	(110)%	(21)%	(69)%	(22)%
Net (loss) income (GAAP)	$ (19,676)	$ (12,473)	$ 76,399	$ (54,576)
Adjustments:				
Exclude gain on sale of a business	-	-	(154,305)	-
Exclude Loss on extinguishment of debt	-	-	12,008	-
Exclude stock-based compensation	3,830	4,959	14,957	13,382
Exclude other unusual and infrequent costs	2,898	1,364	12,024	1,364
Exclude amortization of purchased intangibles	374	862	1,108	2,608
Exclude other acquisition accounting amortization	-	168	218	506
Exclude change in fair value of contingent earnout liability	(617)	(515)	(1,428)	717
Exclude change in fair value of warrant liabilities	(51)	(854)	(3,098)	1,109
Exclude issuance of stock warrants	-	-	-	2,399
Exclude foreign exchange	17	(4,872)	(10,774)	(2,573)
Exclude other expense, net	291	530	802	1,541
Exclude loss on decommissioned satellites	-	246	6,270	953
Net (loss) income (Non-GAAP)	$ (12,934)	$ (10,585)	$ (45,819)	$ (32,570)
Net (loss) income per share (GAAP)	$ (0.61)	$ (0.50)	$ 2.31	$ (2.30)
Adjustments:				
Exclude gain on sale of a business	-	-	(4.91)	-
Exclude Loss on extinguishment of debt	-	-	0.38	-
Exclude stock-based compensation	0.12	0.20	0.48	0.56
Exclude other unusual and infrequent costs	0.09	0.05	0.38	0.06
Exclude amortization of purchased intangibles	0.01	0.03	0.04	0.11
Exclude other acquisition accounting amortization	-	0.01	0.01	0.02
Exclude change in fair value of contingent earnout liability	(0.02)	(0.02)	(0.05)	0.03
Exclude change in fair value of warrant liabilities	-	(0.03)	(0.10)	0.05
Exclude issuance of stock warrants	-	-	-	0.10
Exclude foreign exchange	-	(0.20)	(0.34)	(0.11)
Exclude other expense, net	0.01	0.02	0.03	0.06
Exclude loss on decommissioned satellites	-	0.01	0.20	0.04
Net (loss) income per share (Non-GAAP)	$ (0.40)	$ (0.43)	$ (1.57)	$ (1.38)
Weighted-average shares used in computing basic net loss per share	32,501,417	24,921,585	30,249,828	23,745,015
Weighted-average shares used in computing diluted net income per share	32,501,417	24,921,585	31,410,136	23,745,015

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(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$ (19,676)	$ (12,473)	$ 76,399	$ (54,576)
Depreciation and amortization	2,557	3,862	9,494	16,351
Interest, net	(1,013)	4,421	5,737	13,222
Income tax provision	(2)	44	1,793	102
EBITDA	(18,134)	(4,146)	93,423	(24,901)
Gain on sale of a business	-	-	(154,305)	-
Loss on extinguishment of debt	-	-	12,008	-
Change in fair value of contingent earnout liability	(617)	(515)	(1,428)	717
Change in fair value of warrant liabilities	(51)	(854)	(3,098)	1,109
Issuance of stock warrants	-	-	-	2,399
Foreign exchange loss (gain)	17	(4,872)	(10,774)	(2,573)
Stock-based compensation	3,830	4,959	14,957	13,382
Other unusual and infrequent costs	2,898	1,364	12,024	1,364
Loss on decommissioned satellites	-	246	6,270	953
Other acquisition accounting amortization	-	168	218	506
Other expense, net	291	530	802	1,541
Adjusted EBITDA	$ (11,766)	$ (3,120)	$ (29,903)	$ (5,503)
Net cash used in operating activities	(12,048)	(11,301)	$ (55,552)	$ 749
Purchase of property and equipment	(8,388)	(8,906)	(20,895)	(21,491)
Free Cash Flow	$ (20,436)	$ (20,207)	$ (76,447)	$ (20,742)

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GAAP to Non-GAAP Reconciliations – Q4 2025, Full Year 2025 Financial Outlook and 2025 Revenue Excluding Sold Maritime Business

(Unaudited)

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(In thousands, except for share and per share amounts)	FY 2025 Ranges			
		Low		High
Revenue		70,500		72,500
		Low		**High**
Loss from operations (GAAP)	$	(97,800)	$	(96,900)
Adjustments:				
Exclude stock-based compensation		20,200		20,200
Exclude other unusual and infrequent costs		14,900		14,900
Exclude amortization of purchased intangibles		1,500		1,500
Exclude other acquisition accounting amortization		200		200
Exclude loss on decommissioned satellites		6,300		6,300
Loss from operations (Non-GAAP)	$	(54,700)	$	(53,800)
		Low		**High**
Net loss per share (GAAP)	$	1.70	$	1.73
Adjustments:				
Exclude stock-based compensation		1.05		1.05
Exclude other unusual and infrequent costs		0.48		0.48
Exclude purch intangibles and other acq acctg amortization		0.05		0.05
Exclude change in fair value of contingent earnout liability		(0.05)		(0.05)
Exclude change in fair value of warrant liabilities		(0.10)		(0.10)
Exclude foreign exchange		(0.35)		(0.35)
Exclude other expense, net		(4.96)		(4.96)
Exclude loss on decommissioned satellites		0.20		0.20
Net loss per share (Non-GAAP)	$	(1.98)	$	(1.95)
Weighted-average shares used in computing basic and diluted net loss per share		30,924,956		30,924,956
		Low		**High**
Net loss (GAAP)	$	52,500	$	53,400
Depreciation and amortization		14,000		14,000
Interest, net		4,600		4,600
Taxes		1,800		1,800
EBITDA	$	72,900	$	73,800
Change in fair value of contingent earnout liability	$	(1,400)	$	(1,400)
Change in fair value of warrant liabilities		(3,100)		(3,100)
Foreign exchange		(10,800)		(10,800)
Other expense, net		(153,400)		(153,400)
Stock-based compensation		20,200		20,200
Other unusual and infrequent costs		14,900		14,900
Other acquisition accounting amortization		200		200
Loss on extinguishment of debt		12,000		12,000
Loss on decommissioned satellites		6,300		6,300
Adjusted EBITDA	$	(42,200)	$	(41,300)

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Contacts

For Media:

Sarah Freeman

Senior Communications Manager

Sarah.Freeman@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com

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